Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

WILLIAMS-SONOMA, INC.

(Effective May 25, 2011)

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TABLE OF CONTENTS

(continued)

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Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

WILLIAMS-SONOMA, INC.

ARTICLE I

CORPORATE OFFICES

1.1	REGISTERED OFFICE.

The registered office of the Corporation shall be fixed in the Corporation’s Certificate of Incorporation, as the same may be amended from time to time.

1.2	OTHER OFFICES.

The Board of Directors may at any time establish other offices, and keep the books and records of the Corporation, except as may otherwise be required by law, at any place or places where the Corporation is qualified to do business.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.1	PLACE OF MEETINGS.

Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the Board of Directors. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, or solely at any place, but may be held by means of remote communication as authorized by the Delaware General Corporation Law (the “DGCL”). In the absence of any such designation, stockholders’ meetings shall be held at the registered office of the Corporation.

2.2	ANNUAL MEETING.

(a) The annual meeting of stockholders shall be held each year on a date and at a time designated by resolution of the Board of Directors. The meeting shall be for the election of directors and for the transaction of such business as may properly come before the meeting.

(b) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Corporation’s proxy materials with respect to such meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or (C) by any stockholder of record (the “Record Stockholder”) of the Corporation who is a stockholder of record at the time of giving such notice, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section. For the avoidance of doubt, the foregoing clause (C) shall be the exclusive means for a stockholder to make nominations or propose business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”)) at an annual meeting of stockholders.

(c) For nominations or other business to be properly brought before an annual meeting by a Record Stockholder pursuant to clause (C) of the foregoing paragraph, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation, such business must be a proper subject for stockholder action, and the Record Stockholder and the beneficial owner, if any, on whose behalf any such proposal or nomination is made, must have acted in accordance with the representations set forth in the Solicitation Statement (as defined below) required by these Bylaws. To be timely, a Record Stockholder’s notice shall be received by the secretary at the principal executive offices of the Corporation not less than ninety (90) nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that, subject to the last sentence of this Section 2.2(c), in the event that the annual meeting is convened more than thirty (30) days before or after such anniversary date, notice by the Record Stockholder to be timely must be so received not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the date on which public announcement (as defined below) of the date of such meeting is first made by the Corporation. In no event shall an adjournment, or postponement of an annual meeting for which notice has been given, commence a new time period (or extend any time period) for the giving of a Record Stockholder’s notice as described above.

(d) Such Record Stockholder’s notice shall set forth:

(A) as to each person whom the Record Stockholder proposes to nominate for election or re-election as a director (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in a contested election, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act, (2) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, (3) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships between or among such Record Stockholder and beneficial owner, if any, and their respective affiliates and associates or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and (4) with respect to each nominee for election or reelection to the Board of Directors, include a completed and signed questionnaire, representation and agreement as required by Section 2.4;

(B) as to any business that the Record Stockholder proposes to bring before the meeting, (1) a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any interest in such business of the Record Stockholder and the beneficial owner, if any, on whose behalf the proposal is made and (2) a description of all agreements, arrangements, and understandings between such Record Stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such Record Stockholder;

(C) as to the Record Stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made or the business is proposed (each, a “party”):

(1) the name and address of each such party;

(2) (A) the class, series and number of shares of capital stock of the Corporation which are owned, directly or indirectly, beneficially and of record by each such party, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by each such party, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which) either party has a right to vote, directly or indirectly, any shares of any security of the Corporation, (D) any short interest in any security of the Corporation held by each such party (for purposes of this Section 2.2, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially directly or indirectly by each such party that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which either party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that each such party is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such party’s immediate family sharing the same household (which information set forth in this paragraph shall be supplemented by such stockholder or such beneficial owner, as the case may be, not later than ten (10) days after the record date for determining the stockholders entitled to notice of the meeting and/or to vote at the meeting to disclose such ownership as of such record date);

(3) any other information relating to each such party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act; and

(4) a statement whether or not each such party will deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of voting power of all of the shares of capital stock of the Corporation required under applicable law to carry the proposal or, in the case of a nomination or nominations, at least the percentage of voting power of all of the shares of capital stock of the Corporation reasonably believed by the Record Stockholder or beneficial holder, as the case may be, to be sufficient to elect the nominee or nominees proposed to be nominated by the Record Stockholder (such statement, a “Solicitation Statement”).

(e) The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation, including information relevant to a determination whether such proposed nominee can be considered an independent director.

(f) Notwithstanding anything in the second sentence of Section 2.2(c) of this Bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(g) Only such persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these Bylaws. The chairman of the meeting shall determine whether a nomination or any business proposed to be transacted by the stockholders has been properly brought before the meeting and, if any proposed nomination or business has not been properly brought before the meeting, the chairman shall declare that such proposed business or nomination shall not be presented for stockholder action at the meeting.

(h) For purposes of this Article, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(i) Notwithstanding the foregoing provisions of this Section 2.2, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 2.2. Nothing in this

Section 2.2 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) of the Corporation to omit a proposal from the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

2.3	SPECIAL MEETING.

(a) A special meeting of the stockholders may be called at any time by the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board (for purposes of these Bylaws, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships), the chairman of the Board of Directors and the chief executive officer, and special meetings may not be called by any other person or persons; provided, however, that special meetings of the stockholders of the Corporation may be called by the secretary of the Corporation following his or her receipt at the principal executive offices of the Corporation of one or more written demands to call a special meeting of the stockholders submitted by or on behalf of the holder or holders of record of at least ten percent (10%) of the total voting power of all issued and outstanding shares of capital stock of the Corporation entitled to vote generally in the election of the Board of Directors (the “Requisite Percentage”); provided, that such stockholder demand or demands shall have been submitted in accordance with and in the form required by Article X of the Certificate of Incorporation and these Bylaws. Special meetings of the stockholders of the Corporation (including those called by the secretary following receipt of a written demand or demands from stockholders holding the Requisite Percentage) shall be held on such date, at such time, and at such place, if any, as shall be designated by the Board of Directors and stated in the Corporation’s notice of meeting. In the case of a special meeting called by the secretary following receipt of a written demand or demands from stockholders holding the Requisite Percentage, the date of such special meeting, as fixed by the Board of Directors in accordance with Article X of the Certificate of Incorporation and these Bylaws, shall not be fewer than thirty (30) days nor more than ninety (90) days (the “Outside Date”) after the date a demand or demands by stockholders holding the Requisite Percentage have been received by the secretary of the Corporation at the principal executive offices of the Corporation in accordance with Article X of the Certificate of Incorporation and these Bylaws. To be in proper form, a demand or demands from stockholders holding the Requisite Percentage shall include the information, documents and instruments specified in Section 2.3(c) of these Bylaws. The Board of Directors may postpone or reschedule any previously scheduled special meeting; provided, however, that the Board of Directors may not reschedule a special meeting called in response to a written demand or demands to call such meeting received by the secretary from stockholders holding the Requisite Percentage nor may the Board of Directors postpone such meeting beyond the Outside Date.

(b) Only such business shall be conducted at a special meeting of stockholders as shall be stated in the notice of the special meeting. The notice of a special meeting shall include the purpose for which the meeting is called.

(c) To be in proper form, a demand or demands from stockholders holding the Requisite Percentage shall set forth: (A) the purpose or purposes for which the special meeting is to be called; (B) as to each purpose for which the special meeting is to be called, (1) a reasonably brief description of such purpose, (2) a reasonably brief description of the specific proposal to be made or business to be conducted at the special meeting in connection with such purpose, (3) the text of any proposal or business to be considered at the special meeting in connection with such purpose (including the text of any resolutions proposed for consideration and if such business includes a proposal to amend these Bylaws, the language of the proposed amendment), and (4) the reasons for calling a special meeting of stockholders for such purpose; (C) any material interest of the stockholder, and of the beneficial owner, if any, on whose behalf the demand is made, in such proposal or business to be considered at the special meeting; (D) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal or business to be considered at the special meeting; (E) a representation that the stockholder is a holder of record of stock of the Corporation, entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to propose such business set forth in the demand required by Section 2.3(a) of these Bylaws; (F) a representation as to whether the stockholder or the beneficial owner, if any, intends, or is or intends to be part of a group that intends, (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt any proposal set forth in the demand required by Section 2.3(a) of these Bylaws and/or (2) otherwise to solicit proxies from stockholders in support of any proposal set forth in the demand required by this Section 2.3(c); (G) as to the stockholder making a demand pursuant to Section 2.3(a) of these Bylaws and the beneficial owner, if any, on whose behalf the demand is made, the information set forth in Section 2.2.(d)(C)(1)-(4) and (H) if a purpose for which the special meeting is to be called is the election of one or more directors to the Board of Directors, the name of each person the stockholder making a demand pursuant to Section 2.3(a) of these Bylaws and the beneficial owner, if any, propose to nominate at the special meeting for election to the Board of Directors (each, a “nominee”), and as to each such nominee, all information that would be required to be set forth in a stockholder’s notice for nominations of directors at annual meetings of stockholders of stockholders as set forth in Section 2.2(d)(A) of these Bylaws.

(d) Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (A) by or at the direction of the Board of Directors or (B) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any Record Stockholder who is entitled to vote at the meeting and upon such election and who delivers a written notice to the secretary setting forth the information set forth in Section 2.2(d)(A) and (C). Nominations by Record Stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders only if such Record Stockholder’s notice required by the preceding sentence shall be received by the secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to the date of such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than one hundred (100) days prior to the date of such special meeting, the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall an adjournment, or postponement of a special meeting for which notice has been given, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(e) Only such persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to serve as directors and only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these Bylaws. The chairman of the meeting shall determine whether a nomination or any business proposed to be transacted by the stockholders has been properly brought before the meeting and, if any proposed nomination or business has not been properly brought before the meeting, the chairman shall declare that such proposed business or nomination shall not be presented for stockholder action at the meeting.

(f) Notwithstanding the foregoing provisions of this Section 2.3, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 2.3. Nothing in this Section 2.3 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) of the Corporation to omit a proposal from the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

2.4	SUBMISSION OF QUESTIONNAIRE, REPRESENTATION AND AGREEMENT.

To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Sections 2.2 and 2.3 of these Bylaws to the secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the secretary upon written request) and a written representation and agreement (in the form provided by the secretary upon request) that such person (a) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

2.5	NOTICE OF STOCKHOLDERS’ MEETINGS.

Notice of the place, if any, date, and time of all meetings of the stockholders, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the DGCL or the Certificate of Incorporation of the Corporation).

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, shall be given to each stockholder in conformity herewith. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

2.6	QUORUM.

At any meeting of stockholders, the holders of a majority of voting power entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business, except to the extent that the presence of a larger number may be required by law or the rules of any stock exchange upon which the Corporation’s securities are listed. Where a separate vote by a class or classes or series is required, a majority of the outstanding voting power of such class or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to such matter. If a quorum is not present or represented at any meeting of stockholders, then the chairman of the meeting or the holders of a majority of the voting power entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time in accordance with Section 2.5.

2.7	ORGANIZATION.

Such person as the Board of Directors may have designated or, in the absence of such a person, the Chairman of the Board or, in his or her absence, the President of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote at any meeting of stockholders, present, in person or represented by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the secretary of the Corporation, the secretary of the meeting shall be such person as the chairman of the meeting appoints.

2.8	CONDUCT OF BUSINESS.

The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including the manner of voting and the conduct of business. The chairman shall have the power to adjourn the meeting to another place, if any, date and time. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

2.9	VOTING.

(a) Except as may be otherwise provided in the Certificate of Incorporation or by law, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

(b) All matters other than the election of directors shall be determined by the affirmative vote of holders of a majority of voting power entitled to vote thereon, present in person or represented by proxy, except to the extent that the vote of a larger number may be required by law or the rules of any stock exchange upon which the Corporation’s securities are listed. Where a separate vote by class or classes or series is required, all matters other than the election of directors shall be determined by the affirmative vote of holders of a majority of voting power of that class or classes or series entitled to vote thereon, present in person or represented by proxy, except to the extent that the vote of a larger number may be required by law or the rules of any stock exchange upon which the Corporation’s securities are listed.

(c) Except as provided in Section 3.4 of these Bylaws, each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, provided, however, that at any meeting of stockholders for which the secretary of the Corporation determines that the number of nominees exceeds the number to be elected as of the record date for such meeting, the directors shall be elected by vote of the plurality of the shares, present in person or represented by proxy and entitled to vote on the election of directors. For purposes of this section, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. Votes cast shall include votes “for” and “against” a nominee and exclude “abstentions” and “broker non-votes” with respect to that nominee’s election. The Nominations and Corporate Governance Committee has established procedures under which any director who is not elected shall promptly tender his or her resignation to the Board of Directors following certification of the stockholder vote. The Nominations and Corporate Governance Committee shall consider the resignation offer and recommend to the Board of Directors the action to be taken with respect to the offered resignation. In determining its recommendation, the Nominations and Corporate Governance Committee shall consider all factors it deems relevant.

2.10	STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING.

Any action which may be taken at an annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be (i) signed by the holders of record on the record date (established in the manner set forth in Section 2.12(b)) of outstanding shares of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, provided, however, that in the case of the election or removal of directors by written consent, such consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors, and (b) delivered to the Corporation in accordance with Section 228 of the DGCL.

Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the date the earliest dated consent is delivered to the Corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed in this Section 2.10.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing (including by electronic mail or other electronic transmission as permitted by law). If the action which is consented to is such as would have required the filing of a certificate under any section of the DGCL if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written notice and written consent have been given as provided in Section 228 of the DGCL.

2.11	WAIVER OF NOTICE.

Whenever notice is required to be given under any provision of the DGCL or of the Certificate of Incorporation or these Bylaws to a stockholder, a written waiver thereof, signed by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

2.12	RECORD DATE FOR STOCKHOLDER NOTICE; VOTING.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section at the adjourned meeting.

(b) In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the attention of the Secretary of the Corporation, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

(c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

2.13	PROXIES.

Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by a proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A stockholder may authorize such person or persons to act for such stockholder as proxy by written proxy signed by the stockholder and filed with the secretary of the Corporation or such other means deemed valid pursuant to the provisions of Section 212 of the DGCL. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the DGCL.

ARTICLE III

DIRECTORS

3.1	POWERS.

Subject to the provisions of the DGCL and any limitations in the Certificate of Incorporation or these Bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

3.2	NUMBER OF DIRECTORS.

Subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, the number of directors shall be not less than seven (7) nor more than thirteen (13) directors. The exact number of directors within the limits specified shall be set, and may be changed from time to time, by a resolution duly adopted by the Board of Directors or the stockholders. The limits may be changed, or a single number fixed without provision for variation, by an amendment to these bylaws duly adopted by the vote or written consent of a majority of the outstanding shares entitled to vote.

3.3	ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS.

The directors shall be elected at each annual meeting of stockholders but, if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of stockholders held for that purpose. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

3.4	RESIGNATION AND VACANCIES.

Subject to the rights of the holders of any series of preferred stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise required by law or by resolution of the Board of Directors, be filled only by a majority vote of the directors then in office, though less than a quorum (and not by the stockholders), and directors so chosen shall serve for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires or until such director’s successor shall have been duly elected and qualified. No decrease in the number of authorized directors shall shorten the term of any incumbent director.

3.5	PLACE OF MEETINGS; MEETINGS BY TELEPHONE.

The Board of Directors of the Corporation may hold meetings, both regular and special, either within or outside the State of Delaware, at such place which has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, then such meeting shall be held at the principal executive office of the Corporation or such other place determined by the Board of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.6	REGULAR MEETINGS.

Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

3.7	SPECIAL MEETINGS; NOTICE.

Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the chairman of the Board of Directors, the president, any vice president, the secretary or any two directors.

Notice of the time and place of special meetings shall be (i) delivered personally by courier or telephone to each director, (ii) sent by first-class mail, postage prepaid, (iii) sent by facsimile, or (iv) by electronic mail, directed to each director at that director’s address, telephone number, facsimile number or electronic mail address as it is shown on the records of the Corporation. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or (iii) sent by electronic mail, it shall be delivered at least twenty-four (24) hours before the time of the holding of the meeting, or on such shorter notice as the person or persons calling such meeting may deem necessary and appropriate in the circumstances. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. Notice of any meeting need not be given to any director who shall, either before or after the meeting, submit a waiver of such notice or who shall attend such meeting except attendance for the express purpose of objecting at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened. The notice need not specify the purpose of the meeting, and unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

3.8	QUORUM AND VOTING.

At all meetings of the Board of Directors, at least one-third ( 1/3) of the Whole Board shall constitute a quorum for the transaction of business and the vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or by the Certificate of Incorporation. If a quorum is not present at any meeting of the Board of Directors, then the majority of directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

3.9	BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.10	FEES AND COMPENSATION OF DIRECTORS.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. No such compensation shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

3.11	REMOVAL OF DIRECTORS.

Unless otherwise restricted by law, by the Certificate of Incorporation or by these Bylaws, any director or the entire Board of Directors may be removed, but only for cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

3.12	CHAIRMAN OF THE BOARD OF DIRECTORS.

The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board of Directors.

3.13	EMERGENCY BYLAWS.

To the fullest extent permitted by law, in the event of any emergency, disaster or catastrophe, as referred to in Section 110 of the DGCL, or other similar emergency condition, the Board of Directors may adopt emergency bylaws.

ARTICLE IV

COMMITTEES

4.1	COMMITTEES OF DIRECTORS.

The Board of Directors may, by resolution passed by a majority of the Whole Board, designate one or more committees, with each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the Whole Board. Any such committee, to the extent provided in the resolution of the Board of Directors or in the Bylaws of the Corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (a) approve or adopt or recommend any action or matter (other than election or removal of directors) expressly required by the DGCL to be submitted to stockholders or (b) amend the Bylaws of the Corporation.

4.2	COMMITTEE MINUTES.

Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

4.3	MEETINGS AND ACTION OF COMMITTEES.

Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings. One-third ( 1/3) of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ARTICLE V

OFFICERS

5.1	OFFICERS.

The officers of the Corporation shall consist of a chairman of the Board of Directors or a chief executive officer, or both, a president, a secretary, a chief financial officer, a treasurer and such additional officers as may be elected or appointed in accordance with Section 5.3 of these Bylaws and as may be necessary to enable the Corporation to sign instruments and share certificates. Any number of offices may be held by the same person.

5.2	APPOINTMENT OF OFFICERS.

All officers of the Corporation, except such officers as may be otherwise appointed in accordance with Section 5.3, shall be chosen by the Board of Directors, and shall serve at the pleasure of the Board of Directors, subject to the rights, if any, of an officer under any contract of employment.

5.3	SUBORDINATE OFFICERS.

The Board of Directors, the chairman of the Board of Directors, he or the president at their or his discretion, may appoint one (1) or more vice presidents, one (1) or more assistant secretaries, a treasurer, one (1) or more assistant treasurers, or such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board of Directors, the chairman of the Board of Directors or the president, as the case may be, may from time to time determine.

5.4	REMOVAL AND RESIGNATION OF OFFICERS.

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

Any officer may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or to the president, or to the secretary of the Corporation without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective.

5.5	VACANCIES IN OFFICES.

A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

5.6	CHAIRMAN OF THE BOARD.

The chairman of the Board of Directors, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors. If there is no chief executive officer, the chairman of the Board of Directors shall in addition be the chief executive officer of the Corporation and shall have the powers and duties prescribed in Section 5.7 below.

5.7	CHIEF EXECUTIVE OFFICER.

Subject to such supervisory powers, if any, as may be given by the Board of Directors to the chairman of the Board of Directors, if there be such an officer, the chief executive officer shall be the general manager of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and affairs of the corporation. The chief executive officer shall preside at all meetings of the stockholders and, in the absence of the chairman of the Board of Directors, or if there be none, at all meetings of the Board of Directors. The chief executive officer shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these bylaws.

5.8	PRESIDENT.

Subject to the discretion of the Board of Directors to elect or not elect a chief executive officer and to the supervisory powers of the chief executive officer in the event of such election, the president, if any, will act in a general executive capacity and will assist the chief executive officer in the administration, operation and general supervision of policies and affairs of the corporation. The president will have such other powers and be subject to such other duties as the Board of Directors or the chairman of the Board of Directors or the chief executive officer may from time to time prescribe.

5.9	VICE PRESIDENT.

In the absence of the president or in the event of the president’s inability or refusal to act, the vice president, or in the event there be more than one (1) vice president, the vice president designated by the Board of Directors, or if no such designation is made, the most senior vice president in order of their election, shall perform the duties of president and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Any vice president shall perform such other duties as from time to time may be assigned to such vice president by the president or the Board of Directors.

5.10	SECRETARY.

The secretary shall keep or cause to be kept the minutes of proceedings and records of the Board of Directors and stockholders.

The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required by these Bylaws or by law to be given, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors.

5.11	CHIEF FINANCIAL OFFICER.

The chief financial officer shall have general supervision, direction and control of the financial affairs of the Corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws. In the absence of a named treasurer, the chief financial officer shall also have the powers and duties of the treasurer as hereinafter set forth and shall be authorized and empowered to sign as treasurer in any case where such officer’s signature is required.

5.12	TREASURER.

The treasurer shall keep or cause to be kept the accounting books and other accounting records as provided for and in accordance with Section 7.1 of these Bylaws. The accounting books shall at all reasonable times be open to inspection by any director.

The treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the president and directors, whenever they request it, an account of all of his or her transactions as treasurer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws. In the absence of a named chief financial officer, the treasurer shall be deemed to be the chief financial officer and shall have the powers and duties of such office as hereinabove set forth.

5.13	REPRESENTATION OF SHARES OF OTHER CORPORATIONS.

The chairman of the Board of Directors, if any, the president or any vice president of the Corporation, or any other person authorized to do so by the chairman of the Board of Directors, the president or any vice president, is authorized to vote, represent, and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations held by the Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by the person having such authority.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND OTHER AGENTS

6.1	RIGHT TO INDEMNIFICATION.

Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or an officer of the Corporation or is or was serving (during such person’s tenure as director or officer) at the request of the

Corporation as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 6.3 of this Article VI with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

6.2	POWER TO ADVANCE EXPENSES.

The Corporation shall have the power to advance expenses to any person to the fullest extent permitted by law.

6.3	RIGHT OF INDEMNITEE TO BRING SUIT.

If a claim under Section 6.1 of this Article VI is not paid in full by the Corporation within ninety (90) days after a written claim has been received by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. To the fullest extent permitted by law, if successful in whole or in part in any such suit, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder it shall be a defense that the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder, the burden of proving that the indemnitee is not entitled to be indemnified, under this Article VI or otherwise shall be on the Corporation.

6.4	NON-EXCLUSIVITY OF RIGHTS.

The rights to indemnification conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any law, the Corporation’s Certificate of Incorporation, Bylaws, agreement, vote of stockholders or directors or otherwise.

6.5	INSURANCE.

The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

6.6	INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION.

The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent permitted by law.

6.7	NATURE OF RIGHTS.

The rights conferred upon indemnitees in this Article VI shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VI that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

ARTICLE VII

RECORDS AND REPORTS

7.1	MAINTENANCE OF RECORDS; STOCKLIST.

The Corporation shall, either at its principal executive offices or at such place or places as designated by the Board of Directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books, and other records.

The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Corporation’s principal place of business. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

ARTICLE VIII

GENERAL MATTERS

8.1	CHECKS.

From time to time, the Board of Directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Corporation, and only the persons so authorized shall sign or endorse those instruments.

8.2	EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS.

The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

8.3	STOCK CERTIFICATES.

The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Each holder of stock represented by certificates shall be entitled to a certificate signed by, or in the name of the Corporation by, the chairman or vice chairman of the Board of Directors , or the president or a vice president, and by the secretary or an assistant secretary of the Corporation, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue. Notwithstanding any other provision in these Bylaws, the Corporation may adopt a system of issuance, recordation and transfer of shares of the Corporation by electronic or other means not involving any issuance of certificates, including provisions for notice to purchasers in substitution for any required statements on certificates, and as may be required by applicable corporate securities laws, which system has been approved by the Securities and Exchange Commission. Any system so adopted shall not become effective as to issued and outstanding certificated securities until the certificates therefor have been surrendered to the Corporation.

8.4	LOST, STOLEN OR DESTROYED CERTIFICATES.

Except as provided in this Section 8.4, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and canceled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or the owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

8.5	CONSTRUCTION; DEFINITIONS.

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these Bylaws. Without limiting the generality of this provision, the masculine gender includes the feminine and neuter, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

8.6	DIVIDENDS.

The directors of the Corporation, subject to any restrictions contained in (a) the DGCL or (b) the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock.

The directors of the Corporation may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

8.7	FISCAL YEAR.

The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors and may be changed by the Board of Directors.

8.8	SEAL.

The Corporation may adopt a corporate seal, which may be altered at pleasure, and may use the same by causing it or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

8.9	TRANSFER OF STOCK.

Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares, if one has been issued, duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

8.10	REGISTERED STOCKHOLDERS.

The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

8.11	TIME PERIODS.

In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the date of the event shall be included.

ARTICLE IX

NOTICE BY ELECTRONIC TRANSMISSION

9.1	NOTICE BY ELECTRONIC TRANSMISSION.

Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the Certificate of Incorporation or these Bylaws, any notice shall be effective if given by a form of electronic transmission in the manner provided in Section 232 of the DGCL.

ARTICLE X

AMENDMENTS

10.1	POWER OF STOCKHOLDERS.

New Bylaws may be adopted or these Bylaws may be amended or repealed by the affirmative vote of the holders of at least a majority of voting power entitled to vote generally in the election of directors, except as otherwise provided by law or by the Certificate of Incorporation.

10.2	POWER OF DIRECTORS.

Subject to the right of stockholders as provided in Section 10.1 to adopt, amend or repeal Bylaws, any Bylaw may be adopted, amended or repealed by the Board of Directors. A Bylaw amendment adopted by stockholders which specifies the votes that shall be necessary for the election of directors shall not be further amended or repealed by the Board of Directors.